Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED SEPARATE FINANCIAL STATEMENTS AND RELEATED NOTES THERETO

The following unaudited pro forma condensed separate financial statements are based upon the separate historical financial position and results of operations of True North Finance Corporation (TN).  The unaudited pro forma separate financial statements give effect to the deconsolidation on June 30, 2010.

The unaudited pro forma condensed separate financial information is provided for informational purposes only and is not necessarily indicative of deconsolidated results of operations of TN had the deconsolidation occurred on the date indicated above, or that would be realized in the future.

UNAUDITED PRO FORMA SEPARATE BALANCE SHEET

ASSETS
	TN Consolidated		Pro Forma at
	December 31, 2009	Pro Forma Adjustments	December 31, 2009
CURRENT ASSETS
Cash	$69,220	$(10,383)	$58,837
Interest receivable	3,798	(3,798)	-
Other current assets	70,559	(70,559)	-
Total current assets	143,577	(84,740)	58,837

Property and equipment	128,460	(43,278)	85,182
Investments in notes receivable net of allowance of $1,643,485		-
as of December 31, 2009	1,250,000	(1,250,000)	-
Investments in notes receivable, related party, net of allowance of $0		-
as of December 31, 2009	171,489	(171,489)	-
Investments in real estate loans, net of allowance of $0		-
as of December 31, 2009	6,426,000	(6,426,000)	-
Real estate held for sale	39,540,000	(28,540,000)	11,000,000
Deposits and other assets	1,112,768	(609,890)	502,878
Total assets	$48,772,294	$(37,125,397)	$11,646,897

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,056,922	$(918,380)	$138,542
Accounts payable, related party	59,464	(59,464)	-
Current portion of notes payable	60,782,223	(49,782,223)	11,000,000
Current portion of notes payable, related party	1,300,000	(1,300,000)	-
Other current liabilities, related party	538,784	(509,367)	29,417
Other current liabilities	7,934,675	(6,384,998)	1,549,677
Total current liabilities	71,672,068	(58,954,432)	12,717,636

LONG TERM LIABILITIES
Notes payable	9,930,000	-	9,930,000
Notes payable, related party	628,000	-	628,000
Total liabilities commitments and contingencies	82,230,068	(58,954,432)	23,275,636

STOCKHOLDERS' DEFICIT
Preferred stock, $1,000 stated value, 50,000 shares authorized;
35,473 shares issued and outstanding	16,700,298	-	16,700,298
Common stock (Series A), $.01 par value, 1,000,000 shares authorized;
1,000,000 shares issued and outstanding	10,000	-	10,000
Common stock (Series B), $.01 par value, 150,000,000 shares authorized;
67,354,092 and 36,331,993 shares issued and outstanding
at December 31, 2009 and December 31, 2008, respectively	673,541	-	673,541
Additional paid-in capital	41,687	-	41,687
Accumulated (deficit)	(46,951,058)	17,896,793	(29,054,265)
Total True North Finance Corporation stockholders' deficit	(29,525,532)	17,896,793	(11,628,739)
Noncontrolling interests	(3,932,242)	3,932,242	-
Total stockholders' deficit	(33,457,774)	21,829,035	(11,628,739)
Total liabilities and stockholders' deficit	$48,772,294	$(37,125,397)	$11,646,897

STATEMENTS OF OPERATIONS

(Unaudited)

			PRO FORMA
	For the Year Ended December 31, 2009	Proforma Adjustments	For the Year Ended December 31, 2009
INTEREST AND FEE INCOME
Interest and fee income	$100,550	$(100,550)	$-
Interest and fee income, related party	37,458	(37,458)	-
	138,008	(138,008)	-

OPERATING EXPENSES
Insurance	53,325	(18,994)	34,331
Payroll	228,699	(105,810)	122,889
Professional fees	236,090	(165,823)	70,267
Interest expense	5,043,160	(3,873,453)	1,169,707
Interest expense, related party	80,834	(80,834)	-
Provision for doubtful accounts	6,609,273	(4,616,515)	1,992,758
Other expense	3,279,024	(2,488,041)	790,983
Other expense, related party	1,279,864	(1,279,864)	-
Total operating expenses	16,810,269	(12,629,334)	4,180,935
Loss from operations	(16,672,261)	12,528,784	(4,180,935)

INCOME (LOSS) FROM REAL ESTATE HELD FOR SALE
Income related to real estate held for sale	233,054	(233,054)	-
Expenses related to real estate held for sale	(232,750)	232,750	-
Write-downs on real estate held for sale	(29,890,000)	29,890,000	-
Total loss from real estate held for sale	(29,889,696)	29,889,696	-

Loss before provision for income taxes	(46,561,957)	42,418,480	(4,180,935)
		-
Deferred income tax benefit	-	-	-
Net loss	(46,561,957)	114,726,656	(4,180,935)
Net loss attributable to noncontrolling interests	7,667,596	(7,667,596)	-
Net loss attributable to True North	$(38,894,361)	107,059,060	$(4,180,935)

Loss per share:
Basic and diluted attributable to True North Stockholders	$(0.73)	0.66	$(0.08)
Weighted average basic and diluted shares outstanding	52,970,531	-	52,970,531

STATEMENTS OF OPERATIONS

(Unaudited)

			PRO FORMA
	For the Three Months Ended March 31, 2010	Proforma Adjustments	For the Three Months Ended March 31, 2010
INTEREST AND FEE INCOME
Interest and fee income	$-	$-	$-
Interest and fee income, related party	2,981	(2,981)	-
	2,981	(2,981)	-

OPERATING EXPENSES
Insurance	29,889	-	29,889
Payroll	166,583	-	166,583
Professional fees	101,779	(22,039)	79,740
Interest expense	2,235,625	(1,754,768)	480,857
Interest expense, related party	50,291	(50,291)	-
Other expense	703,838	(230,803)	473,035
Other expense, related party	375,065	(375,065)	-
Total operating expenses	3,663,070	(2,432,966)	1,230,104
Loss from operations	(3,660,089)	2,429,985	(1,230,104)

INCOME (LOSS) FROM REAL ESATE HELD FOR SALE
Income related to real estate held for sale	119,156	(119,156)	-
Expenses related to real estate held for sale	(135,281)	135,281	-
Total loss from real estate held for sale	(16,125)	16,125	-

OTHER INCOME
Gain from sale of investments	84,500	(84,500)	-
Total other income	84,500	(84,500)	-
Loss before provision for income taxes	(3,591,714)	2,361,610	(1,230,104)

Deferred income tax benefit	-	-	-
Net loss	(3,591,714)	2,361,610	(1,230,104)
Net loss attributable to noncontrolling interests	427,267	(427,267)	0
Net loss attributable to True North	$(3,164,447)	$1,934,343	$(1,230,104)

Loss per share:
Basic and diluted attributable to True North Stockholders	$(0.05)	$(0.05)	$(0.02)
Weighted average basic and diluted shares outstanding	68,354,092	-	68,354,092

NOTES TO UNAUDITED PRO FORMA CONDENSED SEPARATE FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed separate financial statements do not give any effect to any restructuring cost, potential cost savings or other operating efficiencies that are expected to result from the Deconsolidation.  The unaudited pro forma condensed separate financial statements are based upon certain assumptions and do not purport to be indicative of the results which would have been achieved if the Deconsolidation had been consummated on the dates indicated or which may be achieved in the future.

On June 30, 2010 the Company transferred the assets and liabilities of their subsidiary Capital Solutions Monthly Income Fund, LP, after these assets had been voluntarily surrendered to the Company pursuant to the Company’s security interest, to a liquidating trust not controlled by the Company.  The Company has no continuing involvement with the Capital Solutions Monthly Income Fund, LP. The Company received no cash consideration in the transfer.  In addition, the Company issued 12,000 shares of preferred stock to Capital Solutions Monthly Income Fund, LP’s Series 1 Note-holders. At the time of the deconsolidation, Capital Solutions Monthly Income Fund, LP’s liabilities exceeded their assets by $26,611,512.

2. PRO FORMA ADJUSTMENTS

The pro forma adjustments on the Balance Sheet and Statement of Operations exclude the financial information of the entities deconsolidated on June 30, 2010.